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                                                                     Exhibit 4.6

                              CERTIFICATE OF TRUST
                                       OF
                          CHITTENDEN CAPITAL TRUST III

          THIS Certificate of Trust of Chittenden Capital Trust III (the
"Trust") is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)
                                                                -------
3801, et seq.) (the "Act").
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          1.   Name. The name of the business trust formed hereby is "Chittenden
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Capital Trust III".

          2.   Delaware Trustee. The name and business address of the trustee of
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the Trust in the State of Delaware are The Bank of New York (Delaware), White
Clay Center, Route 273, Newark, Delaware 19711.

          3.   Effective Date. This Certificate of Trust shall be effective upon
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filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                   THE BANK OF NEW YORK (DELAWARE), not in
                                   its individual capacity but solely as trustee of the Trust

                                   By:    /s/ William T. Lewis
                                          --------------------
                                   Name:  William T. Lewis
                                   Title: Senior Vice President

                                   THE BANK OF NEW YORK, not in its individual capacity but solely as trustee of the Trust

                                   By:    /s/ Kisha A. Holder
                                          -------------------
                                   Name:  Kisha A. Holder
                                   Title: Assistant Treasurer

                                   /s/ F. Sheldon Prentice
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                                   F. SHELDON PRENTICE, not in his individual
                                   capacity but solely as trustee of the Trust